UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 20, 2015

VACCINOGEN, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54997	14-1997223
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

979 Fell Street, Baltimore, MD	21231
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 387-4000

5300 Westview Drive, Suite 406, Frederick, MD	21703
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2015 (the “Grant Date”), Vaccinogen, Inc., a Maryland corporation (the “Company”) granted 61,432 shares of restricted stock valued at $239,582 to Andrew L. Tussing, the Company’s Chief Executive Officer, President, acting Chief Financial Officer and board member (the “Tussing Award”). On the Grant Date, the Company also granted 67,308 shares of restricted stock valued at $262,500 to Dr. Michael G. Hanna, Jr., a Special Advisor to the Chief Executive Officer of the Company and board member (the “Hanna Award”, and together with the Tussing Award, the “Awards”). The Awards are granted under the Company’s 2015 Stock Incentive Plan and lieu of the cash bonuses set forth in each of Mr. Tussing and Dr. Hanna’s employment agreement with the Company. Fifty-percent (50%) of each Award will vest upon the first anniversary of the Grant Date, and the remainder of each Award will vest upon the second anniversary of the Grant Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VACCINOGEN, INC.

Date: April 24, 2015	By:	/s/ Andrew L. Tussing
Andrew L. Tussing
President and Chief Executive Officer